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                                                                     EXHIBIT 4.8

                            SPIEKER PROPERTIES, INC.

             AMENDED AND RESTATED 1993 DIRECTORS' STOCK OPTION PLAN

                             (as of March 20, 1996)

         Establishment and Purpose.

                  There is hereby adopted the 1993 Directors' Stock Option Plan (the "Plan") of Spieker Properties, Inc. (the "Company"). The Plan is intended to provide a means whereby eligible members of the Board of Directors of the Company (the "Board") may be given an opportunity to purchase shares of common stock of the Company ("Stock") pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  The purpose of the Plan is to enable the Company to attract and retain the best available individuals for service as members of the Board, to provide additional incentive to such individuals while serving as directors, and to encourage their continued service on the Board.

         Definitions.

              As used herein, the following definitions shall apply:

                  "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                  "Director" shall mean a member of the Board.

                  "Employee" shall mean any person, including officers and Directors, who is an employee of the Company, or any Subsidiary of the Company, for purposes of tax withholding under the Code. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall mean, as of any date, the last reported sale price of the Stock of the Company on the New York Stock Exchange or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices. If the foregoing is not applicable, then the Fair Market Value of a share of Stock shall be determined in good faith by the Board in its discretion.

                  "Option" shall mean an option to purchase shares of Stock granted pursuant to the Plan.

                  "Optionee" shall mean an Outside Director who receives an Option.

                  "Outside Director" shall mean a Director who is not an Employee.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

         Stock Subject to the Plan.

                  An aggregate of not more than 150,000 shares shall be available for the grant of stock options under the Plan. If an Option expires or becomes unexercisable for any reason and has not been exercised in full, the Stock subject to such Options shall become available for future grant under the Plan. If Stock which was acquired upon exercise of an Option is subsequently repurchased by the Company, such Stock shall not become available for future grant under the Plan.



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         Administration of the Plan.

                  The Plan is intended to be self-executing pursuant to the terms hereof. However, any questions concerning interpretation or execution of the Plan or grants hereunder shall be determined by the Board.

                  Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion, to: (i) interpret the Plan;
(ii) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Option under the Plan consistent with the terms of the Plan; (iii) approve forms of agreement for use under the Plan consistent with the terms of the Plan; and (iv) make all other determinations deemed necessary or advisable for the administration of the Plan.

                  Subject to the foregoing all decisions, determinations and interpretations of the Board shall be final and binding on all holders of any Options granted under the Plan.

         Option Grants.

                  All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 5. No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares of Stock to be covered by Options granted to Outside Directors, the timing of such Option grants or the exercise price thereof.

                  Each individual who becomes an Outside Director, as of the date on which such person becomes an Outside Director, shall be granted automatically an Option to purchase 2,500 shares of Stock.

                  On December 31, 1994 and December 31, 1995, each Outside Director shall be granted automatically an Option to purchase 500 shares of Stock, provided that on such date the Outside Director has served on the Board for more than one year. Thereafter, on December 31 of each year, commencing on December 31, 1996, each Outside Director who has served on the Board for more than one year as of such date shall be granted automatically an Option to purchase 4,000 shares of Stock.

                  Limitations.

                           Notwithstanding the provisions of Sections 5(b) and 5(c) hereof, in the event that a sufficient number of shares of Stock is not available under the Plan, the remaining shares shall be prorated based upon the number of shares each Director was entitled to receive under this Plan. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Plan. Subject to the terms of Section 13 hereof, the Board shall have the authority at any time to make additional shares available for grant under the Plan, subject to obtaining stockholder approval of such increase to the extent required under Section 13(a) hereof.

                           Notwithstanding the provisions of Sections 5(b) and
         (c) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan and any grant of an Option made after amendment of the Plan where such amendment of the Plan requires stockholder approval under Section 13(a) hereof shall be conditioned upon obtaining such stockholder approval.

         Terms and Conditions of Options.

                  Each Option granted pursuant to this Plan shall be evidenced by a written stock option agreement ("Directors' Stock Option Agreement") executed by the Company and the Outside Director containing such terms and conditions that are consistent with this Plan and as otherwise determined by the Board.

                  Subject to adjustment to the extent provided in Section 12 hereof, the exercise price per share shall be 100% of the Fair Market Value per share on the date of grant of the Option.


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                  The Option shall vest and become exercisable at the rate of twenty-five percent (25%) of the total number of shares of Stock covered by the Option on each anniversary of the date of grant, beginning on the first anniversary of the date of grant.

                  The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period will apply.

         Eligibility.

                  Options may be granted only to Outside Directors. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         Term of Plan; Effective Date.

                  The Plan shall become effective upon adoption by the Board of the Company. Options may be granted under this Plan at any time on or before October 11, 2003.

         Payment Upon Exercise.

                  Payment of the exercise price upon exercise of any Option may be made (i) in cash; (ii) by delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the Board to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the Optionee's promissory note with such recourse, interest, security and redemption provisions as the Board in its discretion determines appropriate; or (iv) any combination of the foregoing.

         Exercise of Option.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the person entitled to exercise the Option and full payment for the Stock has been received by the Company in accordance with
Section 9 hereof. An Option may not be exercised for a fraction of a share.

                  Notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) of the certificate evidencing such Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock. A stock certificate for the number of shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right if the record date is prior to the date the stock certificate is issued.

                  If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 6 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  Notwithstanding the provisions of Section 10(c) above, in the event an Outside Director is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, within six months from the date of such termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6. To the extent that Optionee


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was not entitled to exercise the Option at the date of termination, or if
Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  In the event of the death of an Outside Director:

                           If the Outside Director dies during the term of the Option, is a Director at the time of his death and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Outside Director's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the time of death. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

                           If the Outside Director dies within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised more than ten (10) years after its date of grant.

         Nontransferability of Options.

                  No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee.

         Adjustment Upon Changes in Capitalization.

         In the event that the number of outstanding shares of Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Stock available under this Plan, the number of shares of Stock deliverable in connection with any Option and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

         Amendment and Termination of the Plan.

                  The Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the Company's stockholders to amend the Plan to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Sections 5 and 6 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended.

                  Except as otherwise provided herein, rights and obligations under any outstanding Option shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.


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         Conditions Upon Issuance of Stock.

                  Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Stock is being purchased only for investment and without any present intention to sell or distribute such Stock, if, in the opinion of counsel for the Company, such a representation is required by any of the relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability for failure to issue or sell such Stock.

         Reservation of Stock.

                  The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

         Change in Control.

                  For purposes of this Section 15, a "Change in Control" shall be deemed to occur if:

                           any acquisition by shareholders acting as a group (other than an acquisition from the Company or by the Company, the management of the Company or a Company-sponsored employee benefit plan) of 20% or more of the outstanding Stock;

                           a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

                           approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           approval by the Company's shareholders of (x) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (y) the complete liquidation or dissolution of the Company; or

                           approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.


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                  In the event of a Change in Control, any Option shall be fully vested, nonforfeitable and become exercisable immediately prior to the specified effective date of the Change in Control.

         Stockholder Approval.

                   This Plan became effective when adopted by the Board on December 15, 1993 and was approved by the stockholders of the Company on May 25, 1994. On March 20, 1996, the Board adopted and approved an amendment to the Plan to provide for accelerated vesting of Options in the event of a Change in Control and an increase in the number of shares of Stock subject to annual Option grants received by eligible Outside Directors on each December 31 by 3,500 shares to 4,000 shares commencing on December 31, 1996, subject to stockholder approval within twelve (12) months of the date of approval by the Board. Such Options may be granted prior to approval by the stockholders of the Company, but no part of the automatic annual Option grant in excess of the Option to purchase 500 shares of stock shall become exercisable unless and until stockholder approval shall have been obtained. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan amendment, then the 3,500-share portion of the automatic annual Option grant shall terminate, the accelerated Change in Control vesting provision shall be null and void, and the automatic annual Option grants shall thereafter be an Option to purchase 500 shares of Stock as provided prior to the Plan amendment adopted and approved by the Board on March 20, 1996.

         Additional Restrictions of Rule 16b-3.

                  The terms and conditions of options granted hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan and the options granted hereunder shall be deemed to contain such additional conditions and restrictions as may be required for this Plan to qualify as a "formula plan" under Rule 16b-3, as then applicable to the Company, and to qualify for the maximum exemptions from
Section 16 of the Exchange Act with respect to Plan transactions.



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